Exhibit 4.3(g)

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of [Elavon Financial Services DAC (“Elavon”)] to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [USB Nominees (UK) Limited] or in such other name as is requested by an authorized representative of [Elavon] (and any payment is made to [USB Nominees (UK) Limited] or to such other entity as is requested by an authorized representative of [Elavon]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [USB Nominees (UK) Limited], has an interest herein.]

REGISTERED	U.S. Bancorp	Principal Amount:
No. BBB-	Medium-Term Note, Series BB (Subordinated) (Global Floating Rate Note)	[$] CUSIP No.
[Common Code]
[ISIN No.]

ORIGINAL ISSUE DATE:	MATURITY DATE:

INITIAL INTEREST RATE:	SPREAD:

BASE RATE (and, if applicable, related Interest Periods):	SPREAD MULTIPLIER:

[ ]     Commercial Paper Rate

[ ]     Federal Funds Rate

[ ]       Federal Funds (Effective) Rate

[ ]       Federal Funds Open Rate

[ ]       Federal Funds Target Rate

[ ]     LIBOR

[ ]     SOFR

[ ]     EURIBOR

[ ]     CDOR

[ ]     Prime Rate

[ ]     Treasury Rate

[ ]     CMT Rate

[ ]          Reuters Page FRBCMT

[ ]          Reuters Page FEDCMT

[ ] One-Week [ ]One-Month

REDEMPTION TERMS:
[ ] Other (see “Other Terms”)	OTHER TERMS:
INDEX MATURITY:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:
INTEREST RESET DATES:
INTEREST PAYMENT DATES:
INTEREST RESET PERIOD:
SPECIFIED CURRENCY:
DAY COUNT CONVENTION:
[ ] 30/360 for the period From To [ ] Actual/360 for the period From To [ ] Actual/Actual for the period From To

U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                            or registered assigns, the principal sum of                                             [DOLLARS ($            )] on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest on such principal sum from the Original Issue Date shown above or, except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date shown above, commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof relating to the applicable Base Rate specified above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which shall, unless otherwise specified under “Other Terms” above, be the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Maturity Date or Redemption Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date or Redemption Date, as applicable. In the event that any Interest Payment Date other than the Maturity Date or a Redemption Date is not a Business Day, such Interest Payment Date shall be the next day that is a Business Day, provided that, for LIBOR, SOFR and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Payment of the principal of (and premium, if any) and interest on this Note will be made to [The Depository Trust Company], as depositary, or its nominee as the registered owner of the global notes representing the book entry notes, provided, however, that the Company may, at its option, pay interest on any Certificated Note, other than interest at maturity or upon redemption, by mailing a check to the address of the Person entitled to payment as it appears on the Security Register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. A Holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the applicable Paying Agent not later than fifteen calendar days prior to the applicable Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds. If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth above under “Redemption Terms,” this Note is subject to redemption, in whole or in part, at the option of the Company prior to the Maturity Date upon not less than 10 nor more than 60 days’ notice mailed to the registered holder of the Note.

2

The principal of and any premium and interest on this Note are payable by the Company in the Specified Currency for this Note. If the Specified Currency for this Note is other than U.S. dollars, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars in the manner described in the following paragraph. If this Note has a Specified Currency other than U.S. dollars, the Holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen days prior to the applicable payment date, subject to certain exceptions. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.

In case the Specified Currency on the face hereof is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to Holders of Notes denominated in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to all Holders on the payment date will be in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on this Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on this Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments due such Holder.

3

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

U.S. BANCORP

Dated:

By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series
designated herein and issued pursuant
to the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Officer

5

[Reverse Side of Note]

U.S. BANCORP

Medium-Term Note, Series BB (Subordinated)

(Global Floating Rate Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued or to be issued in one or more series under an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April  1, 1993 and a Second Supplemental Indenture dated as of April 21, 2017 (as so amended, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (including the Company’s Officers’ Certificate and Company Order, dated March 11, 2020, with respect to, among other things, the establishment of Medium-Term Notes, Series BB (Subordinated)) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

General

The rate of interest for this Note will be determined by reference to one or more Base Rates specified on the face hereof, which may be adjusted by a Spread and/or Spread Multiplier. The “Spread” is the number of basis points, or one-hundredth of a percentage point, specified on the face hereof to be added or subtracted from the Base Rate specified on the face hereof. The “Spread Multiplier” is the percentage specified on the face hereof to be applied to the Base Rate specified on the face hereof. This Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, on the rate of interest that may accrue during any Interest Period; and (ii) a Minimum Interest Rate, or floor, on the rate of interest that may accrue during any Interest Period. Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested.

6

Commencing with the Interest Reset Date specified on the face hereof, first following the Original Issue Date specified on the face hereof, the rate at which this Note bears interest will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an “Interest Reset Period,” and the date on which each such reset occurs, an “Interest Reset Date”). Unless otherwise specified on the face hereof under “Other Terms,” the Interest Reset Date will be as follows: in the case of Notes which are reset daily, each Business Day; in the case of Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Notes which are reset monthly, the third Wednesday of each month; in the case of Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Notes which are reset semi-annually, the third Wednesday of the two months of each year as indicated on the face hereof, by the Interest Reset Dates; and in the case of Notes which are reset annually, the third Wednesday of the month of each year as indicated on the face hereof, by the Interest Reset Dates. Unless otherwise specified on the face hereof, the interest rate determined with respect to any Interest Determination Date (as defined below) will become effective on the next succeeding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note (the “Initial Interest Rate”) will be as set forth on the face hereof. If any Interest Reset Date for any Note is not a Business Day, such Interest Reset Date shall be the next day that is a Business Day, provided that, for LIBOR, SOFR and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

As used herein, “Interest Determination Date” is the date that the Calculation Agent will refer to when determining the new interest rate at which the interest rate on a Floating Rate Note will reset. Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, a Prime Rate Note, or a CMT Rate Note (the “Commercial Paper Rate Interest Determination Date,” the “Prime Rate Interest Determination Date,” and the “CMT Rate Interest Determination Date,” respectively) will be the second Business Day before the Interest Reset Date; for Federal Funds Rate Notes, the Business Day immediately preceding the Interest Reset Date (the “Federal Funds Rate Interest Determination Date”); for EURIBOR Notes, the second TARGET Business Day before the Interest Reset Date (the “EURIBOR Interest Determination Date”); for LIBOR Notes, the second London Business Day before the Interest Reset Date (the “LIBOR Interest Determination Date”); for SOFR Notes, a U.S. Government Securities Business Day as set forth on the face hereof under “Other Terms” (the “SOFR Interest Determination Date”); for CDOR Notes, the Interest Reset Date (the “CDOR Interest Determination Date”); and for Treasury Rate Notes, the Business Day on which Treasury Bills would normally be auctioned in the week in which the Interest Reset Date occurs (the “Treasury Rate Interest Determination Date”). Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next week. If an auction falls on a day that is an Interest Reset Date for a Treasury Rate Note, the Interest Reset Date will be the following Business Day. Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date for a Floating Rate Note, which interest rate is determined by two or more Base Rates, will be the latest Business Day that is at least two Business Days prior to the Interest Reset Date for such Floating Rate Note on which each such Base Rate can be determined.

7

Unless otherwise specified on the face hereof under “Other Terms,” interest payments on this Note on an Interest Payment Date will accrue from and including the most recent Interest Payment Date on which interest is paid or duly provided for, or if no interest is paid or duly provided for, the date will be from and including the Original Issue Date or any other date specified on the face hereof on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest is calculated by multiplying the face amount of this Note by the applicable accrued interest factor (the “Accrued Interest Factor”). This Accrued Interest Factor is the sum of the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate, expressed as a decimal, applicable to that day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, SOFR Notes, EURIBOR Notes and Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes, CMT Rate Notes and CDOR Notes. The interest rate in effect on each day will be (i) if the day is an Interest Reset Date, the interest rate for the Interest Determination Date related to the Interest Reset Date or (ii) if the day is not an Interest Reset Date, the interest rate for the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to the Maximum Interest Rate or Minimum Interest Rate referred to on the face hereof.

On or before the Calculation Date (as defined below), U.S. Bank Trust National Association, as Calculation Agent (the “Calculation Agent”), will determine the interest rate in accordance with the foregoing with respect to the applicable Base Rate and will notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to this Note. Unless otherwise specified on the face hereof under “Other Terms,” the “Calculation Date” means the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if that day is not a Business Day, the following Business Day, and (ii) the Business Day before the applicable Interest Payment Date, Maturity Date or earlier Redemption Date, as the case may be. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding.

Unless otherwise specified on the face hereof under “Other Terms,” all percentages resulting from any calculation on this Note, will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654). All calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g., .098765455 will be rounded to ..09876546 and .098765454 will be rounded to .09876545). All dollar amounts used in or resulting from calculation on this Note will be rounded to the nearest cent, with one-half cent being rounded upwards.

8

Determination of Commercial Paper Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Commercial Paper Rate, this Note is a “Commercial Paper Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Commercial Paper Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Commercial Paper Rate Interest Determination Date. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “Commercial Paper Rate” means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof as published in the daily statistical release designated as such published by the Board of Governors of the Federal Reserve System, or its successor, at https://www.federalreserve.gov/releases/h15/, or any successor site or publication (the “H.15 Daily Update”) under the heading “Commercial Paper —Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above: (1) If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date relating to the Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as set forth in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial;” (2) If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in New York City, selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating agency. If the dealers selected by the Calculation Agent are not quoting as described in the previous sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Rate Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be a yield calculated under the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

9

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which the interest is being calculated.

Determination of Federal Funds Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Federal Funds Rate, this Note is a “Federal Funds Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Federal Funds Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Federal Funds Rate Interest Determination Date. Federal Funds Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified on the face hereof.

Unless otherwise specified on the face hereof under “Other Terms,” “Federal Funds Rate” means the rate determined by the Calculation Agent, with respect to any Federal Funds Rate Interest Determination Date, in accordance with the following provisions:

If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in the H.15 Daily Update opposite the caption “Federal Funds (Effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT.” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

10

If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR

If the Base Rate specified on the face hereof with respect to any Interest Period is LIBOR, this Note is a “LIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be LIBOR as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable LIBOR Interest Determination Date. LIBOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

11

Unless otherwise specified on the face hereof under “Other Terms,” “LIBOR” will be determined by the Calculation Agent with respect to each LIBOR Interest Determination Date in accordance with the following provisions:

With respect to LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate so appears, the Company shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the Company to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the Company for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

Notwithstanding the foregoing paragraph, if the Company or the Calculation Agent, in its sole discretion, determine on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to LIBOR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” referred to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the LIBOR Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period on the LIBOR Notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company or the Calculation Agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any LIBOR Interest Determination Date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the LIBOR Notes in respect of such determination on such LIBOR Interest Determination Date and all determinations on all subsequent LIBOR Interest Determination Dates.

12

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Calculation Agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company or by the Calculation Agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Company, will be made in its sole discretion; and

•	notwithstanding anything to the contrary in the applicable prospectus supplement, the Indenture or the LIBOR Notes, shall become effective without consent from the holders of the LIBOR Notes or any other party.

If the Calculation Agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then the Company will make that determination, decision or election on the same basis as described above.

Certain Defined Terms.

As used in this “Determination of LIBOR” section:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

13

(5)	the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent, as directed by the Company, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or the Calculation Agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent, as directed by the Company in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)	if, and to the extent that, the Company determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

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“Designated LIBOR currency” means the currency specified on the face hereof under “Other Terms” as to which LIBOR shall be calculated or, if no such currency so specified, U.S. dollars.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Principal financial center” means (i) the capital city of the country issuing the specific currency or (ii) the capital city of the country to which the designated LIBOR currency, if applicable, relates, except in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the relevant LIBOR Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

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“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of SOFR

If the Base Rate specified on the face hereof with respect to any Interest Period is SOFR, this Note is a “SOFR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the SOFR Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable SOFR Interest Determination Date. SOFR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” SOFR means, with respect to any SOFR Interest Determination Date, a base rate equal to the interest rate calculated with reference to the Secured Overnight Financing Rate. SOFR will be determined in the following manner:

With respect to any SOFR Interest Determination Date, SOFR will be the Secured Overnight Financing Rate in respect of such day as published by the Relevant Governmental Body, as the administrator of such rate (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator) on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day. If no such rate so appears, SOFR determined as of such SOFR interest determination date shall be the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator).

Notwithstanding the foregoing paragraph, if the Company or the Calculation Agent, in its sole discretion, determine on or prior to the relevant SOFR Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” referred to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period on the SOFR Notes will be determined by reference to the Benchmark Replacement.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company or the Calculation Agent, in its sole discretion, determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any SOFR Interest Determination Date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such SOFR Interest Determination Date and all determinations on all subsequent SOFR Interest Determination Date.

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Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or the Calculation Agent, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company or the Calculation Agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Company, will be made in its sole discretion; and

•	notwithstanding anything to the contrary in the applicable prospectus supplement, the Indenture or the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

If the Calculation Agent fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then the Company will make that determination, decision or election on the same basis as described above.

Certain Defined Terms

As used in this “Determination of SOFR” section:

“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be calculated by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company or the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

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“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or the Calculation Agent as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or the Calculation Agent, as directed by the Company after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period), and other administrative matters) that the Company or the Calculation Agent, in its sole discretion, decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

19

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Company or the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

20

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of EURIBOR

If the Base Rate specified on the face hereof with respect to any Interest Period is EURIBOR, this Note is a “EURIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the EURIBOR Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable EURIBOR Interest Determination Date. EURIBOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” EURIBOR means, with respect to any EURIBOR Interest Determination Date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified on the face hereof, beginning on the second euro Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

21

If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.

In the event that the EURIBOR rate is discontinued, the calculation of interest for such EURIBOR Note would be governed by the applicable EU Benchmark Replacement provisions. Those provisions will be included in the applicable Pricing Supplement for the EURIBOR note.

Determination of CDOR

If the Base Rate specified on the face hereof with respect to any Interest Period is CDOR, this Note is a “CDOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be CDOR, as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CDOR Interest Determination Date. CDOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” CDOR will be determined by the Calculation Agent for each CDOR Interest Determination Date in accordance with the following provisions:

The CDOR Interest Determination Date is the first day of such Interest Period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such CDOR Interest Determination Date.

Unless otherwise specified on the face hereof under “Other Terms,” the following procedures will be followed if CDOR cannot be determined as described above:

If no offered rate appears on Reuters Screen CDOR page on a CDOR Interest Determination Date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such CDOR Interest Determination Date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

If the Schedule I banks so selected by the Calculation Agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

22

Determination of Prime Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Prime Rate, this Note is a “Prime Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Prime Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Prime Rate Interest Determination Date. Prime Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “Prime Rate” means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in the H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in the H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include affiliates of the dealers) in New York City selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Treasury Rate, this Note is a “Treasury Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Treasury Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Treasury Rate Interest Determination Date. Treasury Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

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Unless otherwise specified on the face hereof under “Other Terms,” “Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such Auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in the H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond Equivalent Yield =	360 — (Dx M)	x 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

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Determination of CMT Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the CMT Rate, this Note is a “CMT Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the CMT Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Rate Interest Determination Date. CMT Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” with respect to any CMT Rate Interest Determination Date:

If “Reuters Page FRBCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for such CMT Rate Interest Determination Date as set forth in the H.15 Daily Update, under the caption “Treasury constant maturities.” If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified on the face hereof as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update. If the Board of Governors of the Federal Reserve System or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

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If “Reuters Page FEDCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities.” If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified on the face hereof, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

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Redemption

If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under “Redemption Terms,” this Note is subject to redemption prior to the Maturity Date upon not less than 10 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates on the face hereof, all as provided in the Indenture. In the event of redemption of less than all of the principal of this Note, a new Note of this series with similar terms, and of an authorized denomination representing the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof under “Redemption Terms,” this Note is not subject to any sinking fund.

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Miscellaneous Provisions

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company, as defined in the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

The indebtedness evidenced by the Note is issued subject to the provisions of the Indenture regarding payments to creditors in respect of General Obligations. In particular, the Indenture provides that if upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to the subordination provisions referred in the preceding paragraph, any amount of cash, property or securities available for payment or distribution in respect of Notes (as defined in the Indenture, “Excess Proceeds”), and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of Notes. This paragraph shall immediately and automatically terminate, be null and void ab initio and have no further effect upon the occurrence of a Termination Event (as defined in the Indenture).

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of all the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Subject to the rights of holders of Senior Indebtedness and General Obligations of the Company set forth in this Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise set forth on the face hereof under “Other Terms,” the Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms.” Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act
(State)

Additional abbreviations may be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing _____________ attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.

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